SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      ROYCE MICRO-CAP TRUST, INC.
           (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A..
[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date filed:

                   Preliminary Proxy Material


                   ROYCE MICRO-CAP TRUST, INC.
                  1414 Avenue of the Americas
                    New York, New York 10019
                         1-800-221-4268




October ____ , 1995


Dear ROYCE MICRO-CAP TRUST Stockholder:

     Attached is a proxy statement describing the items to be voted on at a Special Meeting of Stockholders. The items include changes in the Fund's stated investment policies to permit the Fund to issue senior securities and to lend its portfolio securities.

     Your vote is very important! If the Fund does not receive a sufficient number of votes prior to the meeting date, it will have additional expenses for proxy solicitation and the meeting may have to be postponed. Please complete, sign and mail your proxy card as soon as possible.

     The Fund has retained an outside firm that specializes in proxy solicitation to assist it with any necessary follow-up. If the Fund has not received your vote as the meeting date approaches, you may receive a telephone call from Shareholder Communications Corporation to ask for your vote. We hope that their telephone call does not inconvenience you.

Sincerely,



CHARLES M. ROYCE
President



     P.S. If you have any questions regarding the proxy material, please call Investor Information at 1-800-221-4268.

                   ROYCE MICRO-CAP TRUST, INC.

            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To the Stockholders of
     ROYCE MICRO-CAP TRUST, INC.

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of ROYCE MICRO-CAP TRUST, INC. (the "Fund") will be held at the office of the Fund, 1414 Avenue of the Americas (10th floor), New York New York, on _____________, November ____, 1995 at _____ _.m. (E.T.), for the following purposes:

     1. To approve a change in the fundamental policies of the Fund concerning the issuance of senior securities and the borrowing of money.

     2. To approve a change in the Fund's fundamental policy concerning loans to permit lending of its portfolio securities.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October ____, 1995 as the record date for the determination of those stockholders entitled to vote at the meeting, and only holders of record at the close of business on that day will be entitled to vote.

     The Fund's Annual Report to Stockholders for the year ended December 31, 1994 and its Semi-Annual Report to Stockholders for the six months ended June 30, 1995 were previously mailed to stockholders, and copies of them are available upon request, without charge, by writing to the Fund at 1414 Avenue of the Americas, New York, New York 10019, or calling toll-free at 1-800-221-4268.

                            IMPORTANT

     To save the Fund the expense of additional proxy solicitation, if you do not now expect to be present at the meeting, please insert your instructions in the enclosed Proxy, date and sign it and return it in the enclosed envelope (which requires no postage if mailed in the United States). The enclosed Proxy is solicited on behalf of the Board of Directors, is revocable and will not affect your right to vote in person in the event that you attend the meeting.

                                   By order of the Board of Directors.

                                             Susan I. Grant,
                                             Secretary
October ____, 1995

                SPECIAL MEETING OF STOCKHOLDERS

                               OF

                   ROYCE MICRO-CAP TRUST, INC.
                   1414 Avenue of the Americas
                    New York, New York  10019

              __________, November ____, 1995


                         PROXY STATEMENT



     Accompanying this Proxy Statement is a Notice of Special Meeting of Stockholders and a form of Proxy for such meeting solicited on behalf of the Board of Directors of Royce Micro-Cap Trust, Inc. (the "Fund").

     The Proxy may be revoked at any time before it is exercised by written instructions to the Fund or by filing a new Proxy with a later date, and any stockholder attending the meeting may vote in person, whether or not he or she has previously filed a Proxy. The shares represented by all properly executed Proxies received in time for the meeting will be voted. Where a stockholder has specified a choice on the Proxy with respect to Proposals 1 and 2 in the Notice of Special Meeting, his or her shares will be voted accordingly. If no directions are given, the stockholder's shares will be voted in favor of such Proposals. The cost of soliciting Proxies will be borne by the Fund, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expense in forwarding the proxy material to the beneficial owners of the Fund's shares. Some officers and employees of the Fund and/or Quest Advisory Corp. ("Quest"), the Fund's investment adviser, may solicit Proxies personally and by telephone, if deemed desirable. In addition, the Fund has engaged Shareholder Communications Corporation to solicit Proxies on its behalf at a cost to the Fund of $5,000 plus out-of-pocket expense.

     On October ____, 1995, the record date for the meeting, there were 10,866,317 shares of Common Stock of the Fund outstanding. The stockholders entitled to vote are those of record on that date. Each share is entitled to one vote on each item of business at the meeting.

     A quorum consists of stockholders representing a majority of the outstanding shares of the Fund's Common Stock entitled to vote who are present in person or by proxy. Stockholders vote at the Special Meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons, appointed by the Board of Directors before the meeting, who serve as Inspectors and Judges of Election at the meeting and who have executed an
Inspectors and Judges Oath.   Abstentions and broker non-votes are counted in
determining the presence of a quorum and have the effect of an "Against" vote.

     The following persons were known to the Fund to be beneficial owners or owners of record of 5% or more of its outstanding shares of Common Stock as of the record date:

     Name and Address         Amount and Nature        Percentage
        of Owner                 of Ownership            of Class

Charles M. Royce....................._______shares--Beneficial   ______%
  1414 Avenue of the Americas (sole voting and
  New York, NY  10019         investment power)

Depository Trust Company............._______shares--Record     ______%
  Cede & Co.
  P.O. Box 20 Bowling Green Station
  New York, NY  10274

Depository Trust Company holds securities deposited with it by financial institutions such as banks and brokerage firms.


  1.  CHANGE IN FUNDAMENTAL POLICIES CONCERNING THE ISSUANCE OF
      SENIOR SECURITIES AND THE BORROWING OF MONEY (Proposal 1)

     The Fund currently has the following fundamental policies concerning its issuance of senior securities and borrowing of money:

     "The Fund may not (1) [i]ssue any senior securities [or] (4)[b]orrow money, except for a privately arranged loan for temporary purposes in an amount not exceeding 5% of its total assets and except to finance share repurchase transactions in an amount not exceeding 10% of its total assets."

     Such fundamental policies may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding Common Stock.

     It is proposed to change such fundamental policies to read in their entirety as follows:

     "The Fund may not [i]ssue any class of senior security, or sell any such security of which it is the issuer, except as permitted by the Investment Company Act of 1940."

Reasons for Proposed Change

     The proposed change in the Fund's fundamental policies concerning the issuance of senior securities and the borrowing of money, and the Fund's existing ability to sell shares of its Common Stock pursuant to rights offerings to its stockholders at prices below the then current net asset value of such shares, are designed to enable the Fund to raise additional cash for investments through a variety of techniques.

     In the case of senior securities representing indebtedness, stockholder approval of the proposed change would enable the Fund's Board of Directors to cause the Fund to issue and sell bonds, debentures, notes or similar obligations constituting securities and evidencing indebtedness of the Fund. Such indebtedness could be convertible into shares of the Common Stock or preferred stock of the Fund at any time during its term and would have such interest rates, maturities and other terms and conditions as may be fixed by the Board of Directors prior to their issuance.

     In the case of other senior securities, such securities would consist of shares of the preferred stock of the Fund, which the Fund's Articles of
Incorporation give it the corporate authority to issue.   Such preferred
stock would have such voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed by the Fund's Board of Directors when authorizing the issuance and sale of such shares, and could be convertible into shares of the Fund's Common Stock at any time such preferred stock is outstanding. Under the Investment Company Act of 1940 (the "1940 Act"), except as set forth below under the caption "Investment Company Act of 1940--Restrictions on Issuance of Senior Securities" or as otherwise required by law, such preferred stock would have to be voting stock and have equal voting rights with every other outstanding voting security of the Fund, including its Common Stock.

     The staff of the Securities and Exchange Commission ("S.E.C.") has taken the position that the 1940 Act prohibits a registered closed-end investment company from issuing a convertible security the conversion feature of which predominates among such security's investment characteristics. Accordingly, the Fund's Board of Directors will consider such position in connection with its authorizing the issuance and sale of any convertible security by the Fund, and the staff will be given an opportunity to review the attributes of any proposed convertible security before it is issued and sold by the Fund.

     No further stockholder approval is required or will be sought for any issuance or sale of any senior securities.

Investment Company Act of 1940--Restrictions on Issuance of Senior Securities

     The 1940 Act permits a registered closed-end investment company such as the Fund to issue senior securities, and to sell senior securities of which it is the issuer, under certain circumstances.

     If such class of senior securities represents an indebtedness, then the following requirements must be met:

     (a) it must have an asset coverage (meaning the ratio which the value of the total assets of such company, less all liabilities and indebtedness not represented by "senior securities" (as defined), bears to the aggregate amount of senior securities representing indebtedness of such company) of at least 300% immediately after such issuance or sale;

     (b) provision must be made to prohibit the declaration of any dividend (other than a stock dividend) or the declaration of any other distribution upon any class of the capital stock of the company, or the purchase of any such capital stock, unless, in every such case, such class of senior securities has at the time of the declaration of any such dividend or distribution or at the time of any such purchase, an asset coverage of at least 300% after deducting the amount of such dividend, distribution or purchase price (except that dividends may be declared upon any preferred stock if, after deducting the amount of such dividend, the senior security has an asset coverage of at least 200%); and

     (c) provision must be made either:

(i) that, if on the last business day of each of twelve consecutive calendar months such class of senior securities shall have an asset coverage of less than 100%, the holders of such securities voting as a class shall be entitled to elect at least a majority of the members of the board of directors of the company, such voting right to continue until such class of senior security shall have an asset coverage of at least 110% on the last business day of three consecutive calendar months, or

(ii) that, if on the last business day of each of twenty-four consecutive calendar months such class of senior securities shall have an asset coverage of less than 100%, an event of default shall be deemed to have occurred.

     If such class of senior securities is a stock, then the following requirements must be met:

     (a) it must have an asset coverage (meaning the ratio which the value of the total assets of such company, less all liabilities and indebtedness not represented by "senior securities" (as defined), bears to the aggregate amount of senior securities representing indebtedness of such company plus the aggregate of the involuntary liquidation preference of the preferred stock of such company) of at least 200% immediately after such issuance or sale;

     (b) provision must be made to prohibit the declaration of any dividend (other than a dividend payable in common stock) or the declaration of any other distribution upon the common stock of the company, or the purchase of any such common stock, unless, in every such case, such class of senior securities has at the time of the declaration of any such dividend or distribution or at the time of any such purchase, an asset coverage of at least 200% after deducting the amount of such dividend, distribution or purchase price;

     (c) provision must be made to entitle the holders of such senior securities, voting as a class, to elect at least two directors at all times, and, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, to elect a majority of the directors if at any time dividends on such class of securities shall be unpaid in an amount equal to two full years' dividends on such securities, and to continue to be so represented until all dividends in arrears are paid or otherwise provided for;

     (d) provision must be made requiring approval by the vote of a majority of such securities, voting as a class, of any plan of reorganization adversely affecting such securities; of any action to change the classification of such company from a diversified to a non-diversified company; or of any action to borrow money, issue senior securities, underwrite securities of other persons, purchase or sell real estate or commodities or make loans to other persons (all other than as authorized in such company's registration statement under the 1940 Act), deviate from investment or other fundamental policies or change the nature of the business of such company so as to cease to be an investment company; and

     (e) such class of stock must have complete priority over any other class as to distribution of assets and payment of dividends, which dividends must be cumulative.

     The 1940 Act limits a registered closed-end investment company such as the Fund to one class of senior security representing indebtedness and to one class of senior security which is a stock, except that (i) any such class of indebtedness or stock may be issued in one or more series so long as no such series has a preference or priority over any other series upon the distribution of the assets of such company or in respect of the payment of interest or dividends and (ii) promissory notes or other evidences of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, are not deemed to be a separate class of senior securities representing indebtedness and are not required to have any provisions made concerning dividends, other distributions, stock purchases or asset coverage. In addition, as used herein, the term "senior security representing indebtedness" does not include any such promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time when the loan is made, so that such temporary borrowings would still be permitted under the proposed fundamental policy concerning senior securities.

     The 1940 Act does not prohibit or otherwise limit the ability of a registered closed- end investment company such as the Fund to secure the payment of its indebtedness by mortgaging, pledging or hypothecating its assets, and the proposed fundamental policy does not contain any limitation thereon.

     As of September 30, 1995, the Fund had total assets of $______ and total liabilities of $_______ and had not borrowed any money. Accordingly, as of such date, if it had been authorized to do so, the Fund could have issued and sold senior securities representing indebtedness of up to $_______ or preferred stock having an involuntary liquidation preference of up to $_______ or various combinations of lesser amounts of both senior securities representing indebtedness and preferred stock having an involuntary liquidation preference.

Leverage and Dilution

     The issuance and sale of senior securities by the Fund is a speculative investment technique that creates an opportunity for greater total return, but, at the same time, involves special risk considerations that may not be associated with other open- or closed-end funds having a similar investment objective and policies. Since substantially all of the Fund's assets fluctuate in value, whereas the interest obligations and dividend requirements resulting from the issuance and sale of senior securities representing indebtedness and of preferred stock will generally be fixed, the net asset value per share of the Common Stock of the Fund will tend to increase more when its portfolio securities increase in value and to decrease more when such securities decrease in value than would otherwise be the case. This is the speculative factor known as leverage. In addition, interest costs on senior securities representing indebtedness and dividend requirements of preferred stock may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on the monies obtained through the issuance and sale of senior securities. Under adverse market conditions, the Fund might have to sell portfolio securities to service its senior securities at a time when investment considerations would not favor such sales.

     The issuance of senior securities convertible into shares of the Fund's Common Stock might also reduce net income per share of Common Stock and net asset value per share of Common Stock if these securities are converted into shares of the Fund's Common Stock. The occurrence of any income dilution of shares of previously- outstanding Common Stock when senior securities were converted would depend upon whether the Fund could, from the investments made with the proceeds of the senior securities, earn an amount per share of Common Stock issuable upon conversion at least equal to the amount earned with respect to shares of Common Stock outstanding prior to conversion. In addition, if senior securities were converted at a time when the net asset value per share of the Fund's Common Stock was greater than the conversion price, the conversion would result in a decrease or dilution in the then current net asset value per share of the Fund's Common Stock.

     The Board of Directors recommends a vote FOR Proposal 1.


 2.  CHANGE IN FUNDAMENTAL POLICY CONCERNING LOANS (Proposal 2)


     The Fund is currently prohibited by its Investment Restriction 12 from making loans (including loans of portfolio securities), except to the extent that purchases of certain debt obligations are considered loans. The Fund proposes to amend this investment restriction to enable it to lend its portfolio securities. Such loans would be made to brokers, dealers and other financial institutions, and would be continuously secured by cash or other allowable forms of collateral equal at all times to at least 100% of the value of the securities loaned. No securities loans would be made if, as a result, the aggregate of such loans would exceed 25% of the value of the Fund's total assets taken at their then current value.

     The purpose of lending the Fund's portfolio securities would be to attempt to increase the Fund's income. The Fund would continue to be entitled to receive the dividends, interest or other distributions on the securities loaned and could also receive additional income, as noted below.

     Loans of portfolio securities by the Fund would be subject to certain guidelines prescribed, and from time to time modified, by the staff of the S.E.C. Under present guidelines, the borrower must provide the Fund with collateral equal at all times to at least 100% of the value of the securities loaned. If the market value of the loaned securities increases beyond the value of the collateral, the borrower must provide the Fund with additional collateral; if that value declines, the borrower is entitled to the return of its collateral to the extent of the decline. Under present guidelines, the types of collateral permitted include cash, short-term Government securities and letters of credit.

     The Fund could increase its income in connection with portfolio securities loans in several ways. First, the Fund could receive a negotiated loan fee from the borrower. The second method (not available when letters of credit are used as collateral) is to invest cash collateral in certain securities and receive interest on them or to receive interest on the securities held as collateral; in either case, the interest received may be shared with the borrower.

     The Fund expects to enter into an agreement with State Street Bank and Trust Company, the custodian of the Fund's assets, which will provide finder's, custodial and administrative services to the Fund in connection with the Fund's securities lending activities. For these services, State Street will be entitled to receive reasonable fees, which may include a portion of the loan fee paid by the borrower and a portion of earnings for investments of cash collateral or earnings on the securities held as collateral.

     The risks of lending portfolio securities, as with other extensions of secured credit, consist of possible delays in receiving additional collateral or in the recovery of the loaned securities or the possible loss of rights in the collateral should the borrower fail financially. Loans of portfolio securities would be made to firms deemed by the Fund to be of good credit standing and would not be made unless, in Quest's judgment, the earnings from such loans would justify the risk.

     Under the terms of the securities loans which the Fund would make, the Fund would have the right to call the loan at any time. At the present time, the guidelines permit the voting rights attendant to the securities loaned to pass to the borrower, although they require that such loans be called so that the securities may be voted by the Fund if a material event affecting the investment is to occur.

     The Board of Directors believes that the authority to lend portfolio securities may enhance the Fund's earning potential and is, therefore, in the best interest of the Fund and its stockholders. Consequently, the Board of Directors, subject to the approval of the stockholders at this Special Meeting, adopted the following change in the Fund's fundamental investment policies (new language is underscored):

"The Fund may not:

12. Make loans, except for purchases of portions of issues of publicly distributed bonds, debentures and other securities, whether or not such purchases are made on the original issuance of such securities, and except that the Fund may loan up to 25% of its assets to qualified brokers, dealers or institutions for their use relating to short sales or other security transactions (provided that such loans are secured by collateral equal at all times to at least 100% of the value of the securities loaned)."

     The Board of Directors recommends a vote FOR Proposal 2.

Votes Required

     The vote required for approval of each Proposal is a majority of the Fund's outstanding voting securities as defined in the 1940 Act, which is the lesser of (i) 67% of the shares of Common Stock of the Fund present or represented at the meeting (assuming that more than 50% of the shares are present or represented) or (ii) more than 50% of the outstanding shares of Common Stock of the Fund.

                       3.  OTHER BUSINESS

     Management knows of no business to be brought before the meeting other than Proposals 1 and 2 in the Notice of Special Meeting. If other matters do come before the meeting, it is intended that the shares represented by Proxies will be voted in accordance with the judgment of the person or persons exercising at the meeting the authority conferred by the Proxies.

                     ADDITIONAL INFORMATION


     Quest Advisory Corp., located at 1414 Avenue of the Americas, New York, New York 10019, serves as the Fund's investment adviser.

     Mitchell Hutchins Asset Management Inc., located at 1285 Avenue of the Americas, New York, New York 10019, serves as the Fund's Administrator.


                      STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Fund's 1996 Annual Meeting of Stockholders must be received by the Fund by January 31, 1996, for inclusion in the Fund's Proxy Statement and form of Proxy relating to that meeting.



  PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE
               ACCOMPANYING POSTAGE-PAID ENVELOPE.



October ____, 1995

PROXY                               ROYCE MICRO-CAP TRUST, INC.        PROXY
                                    1414 Avenue of the Americas
                                        New York, NY.  10019


This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Stephen L. Isaacs and Charles M. Royce, or either of them acting in the absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of the Fund held of record by the undersigned on October________, 1995 at the Special Meeting of Stockholders to be held on November ________, 1995, or at any adjournment thereof.

PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE.
Please sign exactly as name appears on other side.  When shares are held by
joint tenants, both should sign.  When signing as attorney,   executor,
administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

    X     PLEASE MARK VOTES
          AS IN THIS EXAMPLE

                                                       For    Against  Abstain
1. PROPOSAL CONCERNING SENIOR SECURITIES AND BORROWING
(Page     )
                                                       For    Against  Abstain
2. PROPOSAL CONCERNING PORTFOLIO SECURITIES LENDING
(Page     )

3. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2.



Please be sure to sign and date this Proxy.          Mark box at the right if
                                                     comments or address
                                                     changes have been noted
                                                     on the reverse.

Stockholder sign here          Co-owner sign here    RECORD DATE SHARES: